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                                                                    Exhibit 99.3


                       THE LIMITED, INC.and SUBSIDIARIES
                           STORES AND SQUARE FOOTAGE
                   At January 29, 2000 and January 30, 1999

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

                                      January 29, 2000                           January 30, 1999
                                 -----------------------------             -----------------------------
                                   Stores       SQ. FT. (000's)             Stores        SQ. FT. (000's)
                                   ------       --------------              ------        --------------
Victoria's Secret                     896                3,966                 829                 3,702
Bath & Body Works                   1,214                2,486               1,061                 2,092
Express                               688                4,429                 702                 4,511
Lerner New York                       594                4,592                 643                 5,000
Lane Bryant                           688                3,343                 730                 3,517
Limited Stores                        443                2,749                 551                 3,371
Henri Bendel                            1                   35                   1                    35
Structure                             499                1,978                 532                 2,118
Limited Too                             -                    -                 319                 1,006
Galyan's                                -                    -                  14                   964
                                 -----------------------------             -----------------------------

             Total                  5,023               23,578               5,382                26,316
                                 =============================             =============================
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